FOR IMMEDIATE RELEASE	NEWS
August 9, 2018	NYSE: NGS
Exhibit 99

Natural Gas Services Group, Inc.
Reports Second Quarter 2018 Financial and Operating Results

MIDLAND, Texas August 9, 2018 - Natural Gas Services Group, Inc. (“NGS” or the “Company”) (NYSE:NGS), a leading provider of gas compression equipment and services to the energy industry, today announced financial results for the three and six months ended June 30, 2018.

NGS reported steady rental revenue of $11.4 million for both quarters ended June 30, 2018 and 2017. Sequentially, rental revenue on a quarterly basis stayed relatively flat with a slight decrease of $44,000. For the six months ended June 30, 2018, rental revenues fell to $22.9 million compared to $23.3 million for the same period in 2017.

The Company reported net income of $247,000 for the second quarter compared to $375,000 in the same quarter in 2017 and $225,000 in the first quarter 2018. For the six months ended June 30, 2018, The Company reported net income of $472,000 compared to $627,000 for the same period ended 2017. Earnings per diluted share for the quarter ended June 30, 2018 was 2 cents.

Highlights of the quarter include:

Revenue: Total revenue for the three months ended June 30, 2018 was $18.2 million, an increase compared to $16.2 million for the three months ended June 30, 2017. This increase was due to a $2.0 million rise in sales due to fluctuations in the timing of our compressor sales activity. Total revenue, sequentially, increased between quarters by $3.5 million, to $18.2 million from $14.7 million, due to an increase in sales, particularly due to larger flare and compressor sales. For the six months ended June 30, 2018 and 2017, total revenue dropped to $32.9 million from $35.1 million due to fluctuations in timing of compressor sales activity.

Operating Income: Operating income for the three months ended June 30, 2018, decreased to $226,000 from $414,000 compared to the same period in the prior year. This drop is due to a mix shift in revenues from larger margin rentals to lower margin sales. Sequentially, operating income decreased to $226,000 from $350,000 due to rentals to sales mix shift. Operating income for the six months ended June 30, 2018, decreased to $576,000 from $757,000.

Adjusted Gross Margins: Total adjusted gross margin for the three months ended June 30, 2018 dropped slightly to $8.0 million from $8.1 million for the same period ended June 30, 2017, but as a percentage of revenue decreased to 44% compared to 50% for the same periods, respectively. This decrease is due to the mix in revenues shifting from higher margin rentals to lower margin sales. Sequentially, adjusted gross margin was $8.0 million for the three months ending June 30, 2018 compared to $7.8 million in the three months ended in March 31, 2018. Adjusted gross margin percentages decreased to 44% from 53% the previous quarter, driven by the same shift in revenues from rentals to sales. For the six months 2018 versus 2017, adjusted gross margin fell to $15.7 million from $16.8 million, due to a drop in rental margins but stayed relatively flat as a percentage of revenue at 48%. Please see discussion of Non-GAAP Financial Measures - Adjusted Gross Margin at the conclusion of this release.

Net Income: Net income for the three months ended June 30, 2018 decreased to $247,000 compared to net income of $375,000 for the same period in 2017. Sequentially, net income increased to $247,000 from $225,000. For the six months ended 2018 compared to 2017, net income decreased to $472,000 from $627,000.

Earnings Per Share: Comparing the second quarter of 2018 versus 2017, earnings per diluted share was down to 2 cents compared to 3 cents, respectively. Sequentially, diluted earnings per share was flat at 2 cents. Comparing six months ending 2018 versus 2017, earnings per diluted share was down to 4 cents from 5 cents.

Adjusted EBITDA: Adjusted EBITDA was relatively flat at $5.8 million and $5.7 million, but fell as a percentage of revenue to 32% from 35%, for the three months ended June 30, 2018 and June 30, 2017, respectively. Adjusted EBITDA increased approximately $89,000 in the sequential quarters but decreased relative to revenue to 32% from 38%. For the six month comparison 2018 to 2017, Adjusted EBTIDA remained flat at $11.4 million and rose as a percentage of revenue to 35% from 32%. Please see discussion of Non-GAAP Financial Measures - Adjusted EBITDA at the conclusion of this release.

Cash Flow: At June 30, 2018, cash and cash equivalents were $62.5 million with a bank debt level of $417,000, all of which is classified as non-current. Positive net cash flow from operating activities was $10.9 million during the six months ended 2018.

Commenting on second quarter 2018 results, Stephen C. Taylor, President and CEO, said:
“NGS exhibited a significant increase in total revenues of 24% in the sequential quarters, led by our overall sales volumes. Rental revenues were flat, but we see encouraging trends in this business line which should signal improved revenues going forward. We placed more active horsepower in the field, led by our shift into the higher horsepower rental compression market, and our backlog of contracted rental equipment is significant. Our rental margins suffered due to the expenses incurred to make-ready this equipment, but that’s a necessary current cost to capture those future revenues. We continue to see opportunity in the future, especially in the high horsepower market.”

Selected data: The tables below show revenues and percentage of total revenues, along with our adjusted gross margin, exclusive of depreciation and amortization, and related percentages of each of our product lines for the three and six months ended June 30, 2018 and 2017.  Adjusted gross margin is the difference between revenue and cost of sales, exclusive of depreciation and amortization.

	Revenue				Adjusted Gross Margin(1)
	Three months ended June 30,				Three months ended June 30,
	2018		2017		2018		2017
	(in thousands)
Rental	$11,427	63%	$11,420	71%	$6,232	55%	$7,165	63%
Sales	6,383	35%	4,407	27%	1,459	23%	662	15%
Service & Maintenance	394	2%	391	2%	293	74%	287	73%
Total	$18,204		$16,218		$7,984	44%	$8,114	50%

	Revenue				Adjusted Gross Margin(1)
	Six months ended June 30,				Six months ended June 30,
	2018		2017		2018		2017
	(in thousands)
Rental	$22,898	70%	$23,342	67%	12,999	57%	14,419	62%
Sales	9,381	28%	11,044	31%	2,266	24%	1,876	17%
Service & Maintenance	643	2%	734	2%	477	74%	536	73%
Total	$32,922		$35,120		$15,742	48%	$16,831	48%

(1) For a reconciliation of adjusted gross margin to its most directly comparable financial measure calculated and presented in accordance with GAAP, please read “Non-GAAP Financial Measures - Adjusted Gross Margin” below.

Non-GAAP Financial Measure - Adjusted Gross Margin: “Adjusted Gross Margin” is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Adjusted gross margin is included as a supplemental disclosure because it is a primary measure used by management as it represents the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key operating components. Depreciation expense is a necessary element of costs and the ability to generate revenue and selling, general and administrative expense is a necessary cost to support operations and required corporate activities. Management uses this non-GAAP measure as a supplemental measure to other GAAP results to provide a more complete understanding of the company's performance. As an indicator of operating performance, adjusted gross margin should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP. Adjusted Gross margin may not be comparable to a similarly titled measure of another company because other entities may not calculate adjusted gross margin in the same manner.

The reconciliation of operating income to adjusted gross margin is as follows:

	Three months ended June 30,		Six months ended June 30,
	(in thousands)		(in thousands)
	2018	2017	2018	2017
Operating Income	$226	$414	$576	$757
Depreciation and amortization	5,449	5,310	10,836	10,638
Selling, general, and administration expenses	2,309	2,390	4,330	5,436
Adjusted Gross Margin	$7,984	$8,114	$15,742	$16,831

Non GAAP Financial Measures - Adjusted EBITDA: “Adjusted EBITDA” reflects net income or loss before interest, taxes, depreciation and amortization. Adjusted EBITDA is a measure used by analysts and investors as an indicator of operating cash flow since it excludes the impact of movements in working capital items, non-cash charges and financing costs. Therefore, Adjusted EBITDA gives the investor information as to the cash generated from the operations of a business. However, Adjusted EBITDA is not a measure of financial performance under accounting principles GAAP, and should not be considered a substitute for other financial measures of performance. Adjusted EBITDA as calculated by NGS may not be comparable to Adjusted EBITDA as calculated and reported by other companies. The most comparable GAAP measure to Adjusted EBITDA is net income.

The reconciliation of net income to Adjusted EBITDA and gross margin is as follows:

	Three months ended June 30,		Six months ended June 30,
	(in thousands)		(in thousands)
	2018	2017	2018	2017
Net income	$247	$375	$472	$627
Interest expense	3	2	6	4
Provision for income taxes	54	40	103	132
Depreciation and amortization	5,449	5,310	10,836	10,638
Adjusted EBITDA	5,753	5,727	11,417	11,401

Conference Call Details:

Teleconference: Thursday, August 9, 2018 at 10:00 a.m. Central (11:00 a.m. Eastern).  Live via phone by dialing 877-358-7306, pass code “Natural Gas Services”.   All attendees and participants to the conference call should arrange to call in at least 5 minutes prior to the start time.

Live Webcast: The webcast will be available in listen only mode via our website www.ngsgi.com, investor relations section.

Webcast Reply: For those unable to attend or participate, a replay of the conference call will be available within 24 hours on the NGS website at www.ngsgi.com.

Stephen C. Taylor, President and CEO of Natural Gas Services Group, Inc. will be leading the call and discussing the financial results for the three and six months ended June 30, 2018.

About Natural Gas Services Group, Inc. (NGS): NGS is a leading provider of small to medium horsepower, wellhead compression equipment to the natural gas industry with a primary focus on the non-conventional gas and oil industry, i.e., coalbed methane, gas and oil shales and tight gas. The Company manufactures, fabricates, rents, sells and maintains natural gas compressors and flare systems for gas and oil production and plant facilities. NGS is headquartered in Midland, Texas with fabrication facilities located in Tulsa, Oklahoma and Midland, Texas and service facilities located in major gas and oil producing basins in the U.S. Additional information can be found at www.ngsgi.com.

Cautionary Note Regarding Forward-Looking Statements:

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause NGS's actual results in future periods to differ materially from forecasted results.  Those risks include, among other things, the loss of market share through competition or otherwise; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for NGS's products and services; and new governmental safety, health and environmental regulations which could require NGS to make significant capital expenditures. The forward-looking statements included in this press release are only made as of the date of this press release, and NGS undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

For More Information, Contact:	Alicia Dada, Investor Relations
(432) 262-2700 Alicia.Dada@ngsgi.com
www.ngsgi.com

NATURAL GAS SERVICES GROUP, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts) (unaudited)

	June 30,	December 31,
	2018	2017
ASSETS
Current Assets:
Cash and cash equivalents	$62,490	$69,208
Trade accounts receivable, net of allowance for doubtful accounts of $443 and $569, respectively	9,375	8,534
Inventory	23,042	26,224
Prepaid income taxes	3,177	3,443
Prepaid expenses and other	762	817
Total current assets	98,846	108,226
Long-term inventory, net of allowance for obsolescence of $21 and $15, respectively	3,467	2,829
Rental equipment, net of accumulated depreciation of $155,989 and $145,851, respectively	169,702	167,099
Property and equipment, net of accumulated depreciation of $11,176 and $11,274, respectively	11,076	7,652
Goodwill	10,039	10,039
Intangibles, net of accumulated amortization of $1,695 and $1,632 respectively	1,464	1,526
Other assets	1,118	939
Total assets	$295,712	$298,310
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$801	$4,162
Accrued liabilities	2,140	3,106
Deferred income	487	185
Total current liabilities	3,428	7,453
Line of credit, non-current portion	417	417
Deferred income tax liability	32,333	32,163
Other long-term liabilities	1,139	958
Total liabilities	37,317	40,991
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, 30,000 shares authorized, par value $0.01; 12,968 and 12,880 shares issued and outstanding, respectively	130	129
Additional paid-in capital	105,928	105,325
Retained earnings	152,337	151,865
Total stockholders' equity	258,395	257,319
Total liabilities and stockholders' equity	$295,712	$298,310

NATURAL GAS SERVICES GROUP, INC. CONDENSED CONSOLIDATED INCOME STATEMENTS (in thousands, except earnings per share) (unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue:
Rental income	$11,427	$11,420	$22,898	$23,342
Sales	6,383	4,407	9,381	11,044
Service and maintenance income	394	391	643	734
Total revenue	18,204	16,218	32,922	35,120
Operating costs and expenses:
Cost of rentals, exclusive of depreciation and amortization stated separately below	5,195	4,255	9,899	8,923
Cost of sales, exclusive of depreciation and amortization stated separately below	4,924	3,745	7,115	9,168
Cost of service and maintenance	101	104	166	198
Selling, general, and administrative expense	2,309	2,390	4,330	5,436
Depreciation and amortization	5,449	5,310	10,836	10,638
Total operating costs and expenses	17,978	15,804	32,346	34,363
Operating income	226	414	576	757
Other income (expense):
Interest expense	(3)	(2)	(6)	(4)
Other income, net	78	3	5	6
Total other income (expense), net	75	1	(1)	2
Income before provision for income taxes	301	415	575	759
Provision for income taxes	54	40	103	132
Net income	$247	$375	$472	$627
Earnings per share:
Basic	$0.02	$0.03	$0.04	$0.05
Diluted	$0.02	$0.03	$0.04	$0.05
Weighted average shares outstanding:
Basic	12,963	12,831	12,941	12,818
Diluted	13,261	13,130	13,215	13,093

NATURAL GAS SERVICES GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)
	Six months ended
	June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$472	$627
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,836	10,638
Deferred income taxes	170	(2,609)
Stock based compensation	1,076	2,416
Bad debt allowance	(102)	60
Gain on sale of assets	(49)	(49)
Loss (gain) on company owned life insurance	55	(17)
Changes in operating assets and liabilities:
Trade accounts receivables, net	(739)	1,147
Inventory	2,673	1,383
Prepaid expenses and prepaid income taxes	321	(1,411)
Accounts payable and accrued liabilities	(4,327)	297
Deferred income	302	(1,849)
Other	172	512
NET CASH PROVIDED BY OPERATING ACTIVITIES	10,860	11,145
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(16,945)	(1,587)
Purchase of company owned life insurance	(191)	(529)
Proceeds from sale of property and equipment	49	49
NET CASH USED IN INVESTING ACTIVITIES	(17,087)	(2,067)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments from other long-term liabilities, net	(19)	(7)
Proceeds from exercise of stock options	157	517
Taxes paid related to net share settlement of equity awards	(629)	(644)
NET CASH USED IN FINANCING ACTIVITIES	(491)	(134)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(6,718)	8,944
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	69,208	64,094
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$62,490	$73,038
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$6	$4
Income taxes paid	$66	$3,203
NON-CASH TRANSACTIONS
Transfer of rental equipment components to inventory	$144	$48